UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------


                                   FORM 8-A/A
                                (Amendment No. 1)


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                      UNIVERSAL SECURITY INSTRUMENTS, INC.

             (Exact name of registrant as specified in its charter)

Maryland                                                         52-0898545
(State or Other Jurisdiction                                   (IRS Employer
of Incorporation)                                            Identification No.)

               7-A Gwynns Mill Court, Owings Mills, Maryland 21117
                    (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

Common Stock, par value $.01 per share               American Stock Exchange

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
__________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Inapplicable
                                (Title of class)

          Universal Security Instruments, Inc. (the "Company") is filing this Registration Statement on Form 8-A/A to reflect that effective July 28, 2003, the Company's Common Stock (which has been trading on the Over-the-Counter Bulletin Board) will be listed on the American Stock Exchange.


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

          The Company's common stock is designated par value $.01 per share (the "Common Stock").

          Holders of the Common Stock are entitled to dividends when and as declared by the Company's Board of Directors from funds legally available therefore, and upon liquidation are entitled to share pro-rata, in any distribution to stockholders. Shares of Common Stock are not redeemable, do not have any conversion rights and are not liable for assessment or further calls. All shares of Common Stock issued and outstanding are fully-paid and non-assessable.

          Holders of the Common Stock possess exclusive voting rights in the Company. Each holder of Common Stock is entitled to one vote per share and no pre-emptive rights or cumulative rights. The affirmative vote of the holders of a majority of the Common Stock issued and entitled to vote is necessary to elect directors or for the taking or authorization of any action by the stockholders.

          The Company has elected to become subject to Sections 3-803, and 3-804
(a) and (c) of Subtitle 8 of Title 3 of the Maryland General Corporation Law. In accordance with Section 3-803, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. Section 3-804(a) requires at least a two-thirds vote of the stockholders for the removal of directors, and then only for cause in accordance with Section 2-406(b)(3) of the Maryland General Corporation Law. Section 3-804(c) vests in the Board of Directors the power to fill any vacancies on the Board of Directors for the remainder of the full term of the class of directors in which the vacancy occurred. In the event of any inconsistency with the Company's Articles of Incorporation and Bylaws, the aforesaid provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law govern.

Item 2.  Exhibits.

(c)      Exhibits

The following exhibits are incorporated herein by reference:

Exhibit No.

     1 Articles of Incorporation, as amended (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1988, File No. 0-7885)

     2 Articles Supplementary, filed October 14, 2003 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed October 31, 2002, file No. 0-7885)

The following exhibit is filed herewith:

     3    Bylaws, as amended


                                   SIGNATURES

          Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                        UNIVERSAL SECURITY INSTRUMENTS, INC.
                                                  (Registrant)


Date: July 24, 2003                     By:          /s/ Stephen C. Knepper
                                           -------------------------------------
                                           Stephen C. Knepper
                                           Chief Executive Officer

                                                                       Exhibit 3
                                                                       ---------

                                    BY-LAWS
                      UNIVERSAL SECURITY INSTRUMENTS, INC.
                       (As amended through July 21, 2003)


                                   ARTICLE I

                                  STOCKHOLDERS

        Section 1.  Annual Meeting.
                    --------------

          The annual meeting of the stockholders of the Corporation shall be held at the principal office of the Corporation in Owings Mills, Maryland, on such date in the month of September as may be selected by the Board of Directors at 10:30 o'clock a.m. (or such other time and place as may be fixed by the Board of Directors) for the election of directors and for the transaction of general business. Such annual meetings shall be general meetings, that is to say, open for the transaction of any business within the powers of the Corporation without special notice of such business, except in any case in which special notice is required by statute.

        Section 2.  Special Meetings.
                    ----------------

          (a) General. Special meetings of the stockholders of the Corporation may be called at any time by either the Chairman of the Board or the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of a majority of all the shares outstanding and entitled to vote.

          (b) Stockholder Requested Special Meetings.

                    (1) Any  stockholder of record seeking to have  stockholders request a special meeting shall, by sending written notice to the Secretary of the Corporation (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

                    (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

                    (3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

                    (4) Except as  provided  in the next  sentence,  any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the President or a majority of the Board of Directors, whoever has called or requested the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, the President or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

                    (5) If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

                    (6) The Chairman of the Board, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                    (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

        Section 3.   Notice of Meetings.
                     ------------------

          Not less than ten (10) days and not more than ninety (90) days written or printed notice of every annual meeting and of every special meeting of the stockholders shall be given to each holder of stock having voting rights whose name appears as a holder of record upon the books of the Corporation at the close of business on the date fixed by the Board of Directors for the determination of stockholders entitled to notice of such meeting, and, if no such date shall have been fixed by the Board for such purpose, then to the holders of record on the date when such notice shall be given. Such notices of annual or special meetings shall state the place, day and hour of such meeting, and, in the case of special meetings, shall also state the business proposed to be transacted thereat. Such notice shall be given to each stockholder either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. No notice of the time, place or purpose of any meeting of stockholders, whether prescribed by law, by the Charter, or by these By-Laws, need be given to any stockholder who attends in person, or by proxy, or who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice of any meeting, regular or special, be given to any stockholder who is not entitled to vote thereat.

        Section 4.  Quorum.
                    ------

          At any meeting of stockholders, the presence, in person or by proxy, of shareholders entitled to cast a majority of votes thereat shall constitute a quorum for the election of directors or for the transaction of other business; but, in the absence of a quorum, the stockholders entitled to vote who shall be present in person or by proxy at any meeting (or adjournment thereof), may, by vote of a majority of shares so present and entitled to vote, adjourn the meeting from time to time, but not for a period of over thirty (30) days at any one time, by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted at the meeting as originally notified.

Section 5.  Organization and Conduct.
            ------------------------

          Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 6.  Proxies.
                    -------

          Stockholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting at which it is offered shall be accepted unless such proxy shall on its face name a longer period for which it is to remain in force. Every proxy shall be executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting.

        Section 7.  Voting.
                    ------

          At every meeting of the stockholders, every stockholder of the Corporation shall be entitled to one (1) vote for each share of voting stock registered in his name on the books of the Corporation on the date for the determination of voting rights thereat. The affirmative vote of the holders of a majority of the stock issued and entitled to vote shall be sufficient and necessary to elect directors or for the taking or authorization of any action by the stockholders.

        Section 8. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.
                    -------------------------------------------------------

        (a) Annual Meetings of Stockholders.

                    (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 8(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 8(a).

                    (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (1) of this Section 8(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 8 and shall be delivered to the Secretary at the principal executive office of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 120th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person;
          (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii) of this paragraph
          (2) of this Section 8(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person; and
          (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

                    (3) Notwithstanding  anything in this subsection (a) of this
          Section 8 to the contrary, in the event the Board of Directors increases or decreases the maximum or minimum number of directors in accordance with Article II, Section 1 of these Bylaws, and there is no public announcement of such action at least 100 days prior to the first anniversary of the date of mailing of the notice of the preceding year's annual meeting, a stockholder's notice required by this Section 8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                    (4) For purposes of this Section 8, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder,
          (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 8 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 8. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 8 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day prior to such special meeting and not later than the close of business on the later of the 120th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (c) General.

                    (1) Upon  written  request by the  Secretary or the Board of
          Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section
          8. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 8.

                    (2) Only such individuals who are nominated in accordance with this Section 8 shall be eligible for election as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this
          Section 8. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 8.

                    (3) For purposes of this Section 8, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

                    (4) Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 8. Nothing in this Section 8 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.


ARTICLE II

BOARD OF DIRECTORS

        Section 1. Election and Powers.
                   -------------------

          The business and property of the Corporation shall be conducted and managed by its Board of Directors which shall consist of not less than three (3) members nor more than fifteen (15) members. The Board of Directors may increase or decrease the number of directors (but the number of Directors shall not be more than 15 or less than 3) at any meeting called for that purpose. The members of the Board of Directors shall be elected at the annual meeting of stockholders by holders of stock represented in person or by proxy at such meeting and entitled to vote thereat. Each director elected at any annual meeting shall hold office until his successor shall have been elected and qualified or until he shall die or resign, or shall have been removed.

        Section 2. First Regular Meeting.
                   ---------------------

          After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet for the purpose or organization and the transaction of other business, at such time and place as may be designated by the Chairman of the Board.

        Section 3.  Additional Regular Meetings.
                    ---------------------------

          Regular meetings of the Board of Directors shall be held at such times as may be fixed by resolution of the Board.

        Section 4.  Special Meetings.
                    ----------------

          Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the Directors either in writing or by vote.

        Section 5.  Place of Meetings.
                    -----------------

          Subject to the provisions of Section 2 of this Article II, the Board of Directors may hold its regular meetings at such place or places as it may from time to time determine. Each special meeting of the Board of Directors shall be held at such place as shall be designated in the notice of the meeting.

        Section 6.  Notice of Meeting.
                    -----------------

          Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, facsimile transmission or courier shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws. No notice of any meeting need be given to any director, who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.

        Section 7.  Quorum.
                    ------

          A majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at every meeting of the Board of Directors.

        Section 8.  Voting.
                    ------

          The affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be sufficient and necessary for the taking or authorization of any action by the Board of Directors.

        Section 9.  Organization.
                    ------------

          At all meetings of the Board of Directors the Chairman of the Board, or in his absence, the President shall preside. The Secretary of the Corporation shall act as Secretary at all meetings of the Board, and in his absence the Chairman of the meeting may designate any person to act as Secretary.

        Section 10.  Removal.
                     -------

          Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors.

        Section 11.  Vacancies.
                     ---------

          If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

        Section 12.  Compensation.
                     ------------

          Directors, as such, shall not receive any stated compensation for their services, but by resolution of the Board of Directors and a fixed sum and expenses of attendance, if any, may be allowed for attendance at any regular or special meeting thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 13.  Executive Committee.
                     -------------------

          The Board of Directors may designate by vote of a majority of the whole Board, three or more directors to constitute an executive committee, and may designate one of such members to act as Chairman. Vacancies in the Executive Committee may be filled by the remaining members of the Executive Committee at a meeting at which a quorum is present. The Executive Committee may exercise such powers of the Board of Directors in the management of business and affairs of the Corporation as the Board may from time to time confer upon it, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. A majority of the members of the Executive Committee may determine its action and fix the time and place of its meetings unless otherwise provided by the Board of Directors.

        Section 14.  Other Committees.
                     ----------------

          The Board of Directors may designate, by resolution, one or more directors to constitute a committee, other than an executive committee, such other committee to serve at the pleasure of the Board of Directors.

        Section 15.  Nomination of Directors.
                     -----------------------

          Nominations for directors to be elected at the Corporation's annual meeting of stockholders shall be made by the Board of Directors of the Corporation. Nominations for directors to be elected at the Corporation's annual meeting of stockholders may be made by stockholders in accordance with the procedures set forth in Article I Section 9 of these By-Laws. Only such persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors.

        Section 16. Qualification of Directors.
                    --------------------------

          Unless waived by the affirmative vote a majority of directors then in office, no individual may be nominated or serve as a director unless: (i) such individual has continuously been the record and beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least one percent of the issued and outstanding shares of voting stock of the Corporation for a period of at least one year immediately preceding the nomination of such individual as a director; and (ii) such individual's principal residence was in the State of Maryland during the entire year immediately preceding the nomination of such individual as a director. The Board of Directors may require such evidence of any proposed nominee's satisfaction of each of the foregoing qualifications as it deems necessary.


                                  ARTICLE III

                                    OFFICERS

        Section 1.  Officers.
                    --------

          The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board (if elected by the Board of Directors), a President, one or more Vice Presidents (if elected by the Board of Directors), a Secretary and a Treasurer, all of whom shall be elected by, and be subject to the control of, the Board of Directors. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, subject to changes or additions at other regular or special meetings of the Board of Directors. Each of such officers shall hold office for a term of one year, and thereafter until his successor is elected and qualified or until his death, resignation or removal. The Board of Directors may appoint such other officers and assistant officers as it deems necessary, who shall have such authority and perform such duties as the Board may from time to time prescribe.

        Section 2.  Chairman of the Board.
                    ---------------------

          The Chairman of the Board shall be a director of the Corporation and the chief executive officer of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. He shall supervise, control and direct all of the business and affairs of the Corporation. He shall have authority to sign and execute in the name of the Corporation all authorized deeds, contracts and other instruments.

        Section 3.  Vice Chairman of the Board.
                    --------------------------

          The Vice Chairman of the Board shall be a director of the Corporation. In the event of the absence of the Chairman of the Board, the Vice Chairman shall perform all of the duties of the Chairman and when so acting have all of the powers of the Chairman. He shall have authority to sign and execute in the name of the Corporation all authorized deeds, contracts and other instruments.

        Section 4.  President.
                    ---------

          In the absence of the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors. He shall be responsible for the day-to-day operations of the Corporation subject to the supervision and control of the Board of Directors and the Chairman of the Board. He shall have authority to sign and execute in the name of the Corporation all authorized deeds, contracts and other instruments.

        Section 5.  Vice President.
                    --------------

          In the absence of the President, the Vice Presidents (in the order designated at the time of their election, or in the absence of any designation, in the order of their election) shall perform all the duties of the President and when so acting, shall have the powers of the President. The Vice Presidents shall also have such additional powers and duties as may be assigned to each of them by the Board of Directors.

        Section 6.  Secretary.
                    ---------

          The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be the custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same; he may sign, with the President or Chairman of the Board, certificates of stock of the Corporation; and, in general, he shall perform all duties ordinarily incident to the office of a Secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors, or by the President.

        Section 7.  Treasurer.
                    ---------

          The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation all moneys or other valuable effects in such banks, trust companies, or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President, or Chairman of the Board, certificates of stock of the Corporation; and, in general, shall perform all duties ordinarily incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or by the President.

        Section 8.  Assistant Officers.
                    ------------------

          The Board of Directors may elect one or more Assistant Secretaries and one or more Assistant Treasurers. Each such Assistant Secretary and Assistant Treasurer shall hold office for such period and shall have such authority and perform such duties as the Board of Directors may prescribe.

        Section 9.  Compensation.
                    ------------

          The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer upon whom the power of appointing subordinate officers may have been conferred to fix the compensation of such subordinate officers.

      Section 10.  Reimbursement.
                   -------------

          Any payments made to an officer of the Corporation such as a salary, commission, bonus, interest or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

        Section 11.  Officers Holding More Than One Office.
                     -------------------------------------

          Two or more officers (except that of President and Vice President, Secretary and Assistant Secretary, and Treasurer and Assistant Treasurer) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

        Section 12.  Removal.
                     -------

          The Board of Directors shall have power at any regular or special meeting to remove any officer with or without cause, and such action shall be conclusive on the officer so removed. The Board of Directors may authorize any officer to remove subordinate officers.

        Section 13.  Vacancies.
                     ---------

          The Board of Directors at any regular or special meeting shall have power to fill a vacancy occurring in any office for the unexpired portion of the term.


                                   ARTICLE IV

                                     STOCK

        Section 1.  Certificates.
                    ------------

          In the event that the Corporation issues shares of stock represented by certificates, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him, her or it in the Corporation. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information.

        Section 2.  Transfer.
                    --------

          Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, or by his attorney thereunto authorized by power of attorney duly exercised and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

        Section 3.  Rules and Regulations.
                    ---------------------

          The Board of Directors shall have authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of stock certificates and may appoint a transfer agent and a registrar of transfers.

        Section 4.   Closing of Transfer Books or Fixing of Record Date.
                     --------------------------------------------------

          The Board of Directors may fix, in advance, a date as the record date for the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be more than sixty (60) days, and in case of a meeting of shareholders not less than ten (10) days, prior to the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.


                                   ARTICLE V

                               SUNDRY PROVISIONS

        Section 1.   Dividends.
                     ---------

          Subject to the applicable provisions of law and of the Charter, the Board of Directors may in its discretion declare what, if any, dividends shall be paid or upon any class of such stock, the date when such dividends shall be payable, and the date for the determination of holders of record to whom such dividends shall be payable.

        Section 2.   Working Capital.
                     ---------------

          The Board of Directors shall, from time to time, and in its discretion, fix and vary the amount of working capital of the Corporation and determine what portion of the surplus shall be reserved as working capital or declared as dividends and distributed to the stockholders.

        Section 3.   Negotiable Instruments and Other Evidences of Indebtedness.
                     ----------------------------------------------------------

          All checks, drafts or orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by such officer or officers as may be designated from time to time by resolution of the Board of Directors. No checks shall be signed in blank.

        Section 4.  Fiscal Year.
                    -----------

          The fiscal year of the Corporation shall be as provided by the Board of Directors.

        Section 5.  Seal.
                    ----

          The seal of the Corporation shall be circular in form, with the name of the Corporation inscribed around the outer edge, and in the center shall inscribed the words "MARYLAND" and the year of incorporation.

        Section 6. Amendments.
                   ----------

          The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these By-Laws and to make new By-Laws, by vote of a majority of all the directors then in office.

        Section 7. Contracts.
                   ---------

          No contract or other transaction between this Corporation and any other corporation and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in or are directors or officers of such other corporation; any director, individually or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation, which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with the like force and effect as if he were not such director or officer of such other corporation or not so interested.

        Section 8.   Voting Upon Stocks or Other Ownership Interests.
                     -----------------------------------------------

          Unless otherwise ordered by the Board of Directors, the President and the Chairman of the Board, or either of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings, or for written consents, of stockholders or other equity owners of any corporation or other entity in which the corporation may own an interest.


                                   ARTICLE VI

                                INDEMNIFICATION

        Section l.  Definitions.
                    -----------

          As used in this  Article  VI,  any word or words  that are  defined in
Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

        Section 2.  Indemnification of Directors and Officers.
                    -----------------------------------------

          The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

        Section 3.  Indemnification of Other Agents and Employees.
                    ---------------------------------------------

          With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by and in the discretion of the Board of Directors of the Corporation, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.


                                 END OF BY-LAWS